UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
 _________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 28, 2019
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Axonics Modulation Technologies, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-38721	45-4744083
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
26 Technology Drive
Irvine, California 92618
(Address of principal executive offices) (Zip Code)
(949) 396-6322
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒
Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of class	Trading symbol	Name of exchange on which registered
Common stock, par value $0.0001 per share	AXNX	Nasdaq Global Select Market

Item 1.01.    Entry into a Material Definitive Agreement.

As previously disclosed, Axonics Modulation Technologies, Inc. (the “Company”) is party to a Lease, dated as of November 30, 2017, by and between The Irvine Company LLC (“Landlord”) and the Company, as amended by a First Amendment to Lease, dated as of April 12, 2018, and a Second Amendment to Lease, dated as of July 11, 2018 (as so amended, the “Existing Lease”). Pursuant to the Existing Lease, the Company leases certain premises located at 26 Technology Drive, Irvine, California 92618 (the “Technology Premises”).

On June 28, 2019, the Company entered into a Third Amendment to Lease (the “Third Amendment,” and the Existing Lease, as amended thereby, the “Lease”) with Landlord, in order to add to the Existing Lease certain premises located at 15326 Alton Parkway, Irvine, California 92618 (the “Alton Premises”) and to make certain other modifications to the Existing Lease.

Pursuant to the Third Amendment, the Company leased the Alton Premises for a 96-month term (the “Initial Term”) beginning on the earlier of (i) the date that the Alton Premises are deemed ready for occupancy and (ii) the date that the Company commences business operations at the Alton Premises (the “Commencement Date”). The Commencement Date is expected to be on or about November 1, 2019. The Company will pay monthly basic rent for the Alton Premises ranging from $65,242 to $88,077 over the term of the Lease; provided, that for the first eight months after the Commencement Date, the Company will be entitled to abatement of one-half of the monthly basic rent, or $32,621 per month, if the Company is not in default under the Lease. In connection with the Third Amendment, the Company delivered to Landlord a cash security deposit of $630,000, $250,000 of which will be returned to the Company in the form of credits against monthly basic rent in the event that the Company receives final approval from the U.S. Food and Drug Administration for the Company’s rechargeable sacral neuromodulation system. In addition, in the event that the Company achieves positive net income over a trailing 12-month period, Landlord will return an additional $125,000 of the security deposit in the form of credits against monthly basic rent.

Pursuant to the Third Amendment, the Company also extended the term of the Lease for the Technology Premises to expire concurrently with the Initial Term for the Alton Premises. The Company will pay monthly basic rent for the Technology Premises ranging from $75,111 to $82,009 over the final 36 months of the Initial Term. Under certain circumstances, the Company also has the right to extend the Lease for the Technology Premises, the Alton Premises, or both, for an additional 60-month term.

Pursuant to the Third Amendment, Landlord agreed to pay for up to $2,324,749 of tenant improvements, of which $204,384 may be used for improvements to the Technology Premises and $326,210 may be used for furniture, fixtures, equipment and other moving expenses associated with the Company moving its primary corporate offices to the Alton Premises.

The foregoing summary of the Third Amendment is not complete and is qualified in its entirety by reference to the full text of the Third Amendment, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Third Amendment to Lease, dated June 28, 2019, by and between The Irvine Company LLC and Axonics Modulation Technologies, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXONICS MODULATION TECHNOLOGIES, INC.

Dated: July 12, 2019	By:	/s/ Raymond W. Cohen
Raymond W. Cohen
Chief Executive Officer